Calculation of Filing Fee Tables
S-3
Hyperfine, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A common stock, par value $0.0001 per share	457(o)
		Equity	Preferred stock, par value $0.0001 per share	457(o)
		Debt	Debt Securities	457(o)
		Equity	Warrants	457(o)
		Equity	Rights	457(o)
		Equity	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 42,141,592.82	0.000087	$ 3,666.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Class A common stock, par value $0.0001 per share	415(a)(6)						S-3	333-275449	11/22/2023
Carry Forward Securities		Equity	Preferred stock, par value $0.0001 per share	415(a)(6)						S-3	333-275449	11/22/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-275449	11/22/2023
Carry Forward Securities		Equity	Warrants	415(a)(6)						S-3	333-275449	11/22/2023
Carry Forward Securities		Equity	Rights	415(a)(6)						S-3	333-275449	11/22/2023
Carry Forward Securities		Equity	Units	415(a)(6)						S-3	333-275449	11/22/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 107,858,407.18			S-3	333-275449	11/22/2023	$ 15,919.90
			Total Offering Amounts:				$ 150,000,000.00		$ 3,666.32
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,666.32
Offering Note
[1]	(1) There are being registered hereunder such indeterminate number of shares of Class A common stock, par value $0.0001 per share (the "Class A common stock"), such indeterminate number of shares of preferred stock, par value $0.0001 per share, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase Class A common stock, preferred stock and/or debt securities, such indeterminate number of rights to purchase Class A common stock, preferred stock or other securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $150,000,000. The securities registered hereunder also include such indeterminate number of shares of Class A common stock and preferred stock and such indeterminate amount of debt securities as may be issued upon conversion of, or in exchange for, or upon exercise of, as applicable, any securities registered hereunder that provide for such conversion, exchange or exercise. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder include up to $50,000,000 of Class A common stock that may be issued and sold from time to time under the Amended and Restated At Market Issuance Sales Agreement, dated December 29, 2025, with B. Riley Securities, Inc. and BTIG, LLC, which amount is included in, and not in addition to, the $150,000,000 aggregate amount registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions. (2) The proposed maximum offering price per unit and the proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and are not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. (3) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $107,858,407.18 of unsold securities (the "Unsold Securities") previously registered by the registrant on its registration statement on Form S-3 (File No. 333-275449), which was initially filed on November 9, 2023 and declared effective on November 22, 2023 (the "Prior Registration Statement"), which registered an aggregate of $150,000,000 of securities, of which $42,141,592.82 of shares of Class A common stock have been sold under the Prior Registration Statement as of the date of filing of this registration statement. The registrant previously paid a filing fee of $15,919.90 in connection with the Unsold Securities under the Prior Registration Statement, which will continue to be applied to the Unsold Securities. Accordingly, a filing fee is being paid herewith only with respect to $42,141,592.82 of newly registered securities. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any Unsold Securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement updating the amount of Unsold Securities to be included in this registration statement pursuant to Rule 415(a)(6) and the amount of new securities to be registered on this registration statement.

[2]	(3) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $107,858,407.18 of unsold securities (the "Unsold Securities") previously registered by the registrant on its registration statement on Form S-3 (File No. 333-275449), which was initially filed on November 9, 2023 and declared effective on November 22, 2023 (the "Prior Registration Statement"), which registered an aggregate of $150,000,000 of securities, of which $42,141,592.82 of shares of Class A common stock have been sold under the Prior Registration Statement as of the date of filing of this registration statement. The registrant previously paid a filing fee of $15,919.90 in connection with the Unsold Securities under the Prior Registration Statement, which will continue to be applied to the Unsold Securities. Accordingly, a filing fee is being paid herewith only with respect to $42,141,592.82 of newly registered securities. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any Unsold Securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement updating the amount of Unsold Securities to be included in this registration statement pursuant to Rule 415(a)(6) and the amount of new securities to be registered on this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date